UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2011

Roberts Realty Investors, Inc.
 (Exact name of registrant as specified in its charter)

Georgia	001-13183	58-2122873
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 Northridge Parkway, Suite 302 Atlanta, Georgia	30350
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 394-6000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Engagement of Sandler O’Neill & Partners, L.P.

On June 30, 2011, Roberts Realty Investors, Inc. engaged an investment banking firm, Sandler O’Neill & Partners, L.P., to assist the company in analyzing, structuring, negotiating and effecting a business combination or other strategic alternative.

We described the engagement of Sandler O’Neill in a press release issued on June 30, 2011, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

We have not decided whether we will engage in a transaction or transactions resulting from our consideration of strategic alternatives, and we can give no assurance that any transaction or transactions will occur or, if they do occur, we cannot predict the terms or timing of such a transaction or transactions. We do not intend to comment further publicly with respect to this assessment unless and until our board of directors has approved a specific transaction.

Note Regarding Forward-Looking Statements

This report may be deemed to contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The forward-looking statements relate to our intent, belief, or expectations regarding our examination of strategic alternatives. These statements involve risks and uncertainties, including the occurrence, terms, and timing of such a transaction or transactions. These forward-looking statements are not guarantees of future performance.

For these forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You should not place undue reliance on the forward-looking statements, which speak only as of the date of this report. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
99.1	Press release dated June 30, 2011 regarding the engagement of Sandler O’Neill & Partners, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROBERTS REALTY INVESTORS, INC.

Dated: June 30, 2011	By: /s/ Charles S. Roberts
Charles S. Roberts
Chief Executive Officer

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